Exhibit 10.1

Exhibit Version

CONVERTIBLE PROMISSORY NOTE

$________

Safety Harbor, Florida

September___, 2022

FOR VALUE RECEIVED, Cryptyde, Inc., and its successors and assigns (hereinafter called the “Maker”), unconditionally promise(s) to pay to the order of _________, and his/her/its successors and assigns (hereinafter the “Holder”), the principal sum of __________ AND NO/100 DOLLARS ($__________), together with interest on the principal balance hereof from time to time outstanding, when and as set forth below (the “Note”):

1. Until the Note Maturity Date (as defined below) (unless the maturity is accelerated prior thereto, and in such case, until the date of such acceleration), the principal amount outstanding under this Note (subject to reduction in the principal amount due to conversion as set forth below and subject to reduction due to setoff pursuant to the Membership Interest Purchase Agreement (“MIPA”) dated as of September 14, 2022 by and among Maker and Holder and other parties thereto (the “Setoff”)) shall bear interest at the rate per annum equal to (i) ten (10%) for the first twelve (12) months of this Note and (ii) twelve percent (12%) thereafter until the Note Maturity Date (in either case, the “Contract Rate”).

2. Interest shall be calculated on the basis of the actual number of days elapsed over a 365 day year.

3. Principal and interest shall be payable in lawful money of the United States, by wire transfer, to the account of the Holder which Holder shall designate in writing to the Maker from time to time. Until the Note Maturity Date, or earlier if the maturity is accelerated prior thereto, subject to the Subordination Agreement by and among Hudson Bay Master Fund Ltd. (“Hudson Bay”), the Persons listed on Annex A thereof (including the initial Holder hereof) and the Maker (the “Subordination Agreement”) interest shall be due and payable in quarterly installments, in arrears, commencing September 1, 2022 and thereafter on each December 1, March 1, June 1 and September 1 until the principal is paid in full. Payments of interest and permitted principal prepayments delayed due to the terms of the Subordination Agreement shall not be deemed an Event of Default hereunder but shall accrue and be owed and paid on the day following the Permitted Payments Date (as defined in the Subordination Agreement) in accordance with the terms of the Subordination Agreement.

4. If not accelerated prior thereto in accordance with the terms hereof or reduced in whole or in part due to conversion as set forth below or due to the Setoff, subject to the terms of the Subordination Agreement, the full principal balance of this Note, together with all unpaid interest, shall be due and payable on the date that is the later of (i) 91 days after the Maturity Date (as defined in the Senior Secured Convertible Note issued by the Maker in favor of Hudson Bay Master Fund Ltd. (“Hudson Bay”) on May 5, 2022 (as amended, the “Hudson Bay Note”)) and (ii) September __, 20251 (the “Note Maturity Date”).

1 Three years from closing date.

5. The Maker agrees that neither it nor any of its subsidiaries will incur any indebtedness that ranks senior to, or pari passu with, this Note other than the first asset-backed lending agreement entered into by Maker after the date of this Note.

6. All principal payments due under this Note are expressly subject, subordinate and junior in right of payment to the Hudson Bay Note and the Other Notes (as defined in the Hudson Bay Note) that are outstanding as of the date hereof. Notwithstanding anything hereunder, all payments, whether at maturity or otherwise, shall be subject to the terms of the Subordination Agreement.

7. The Maker waives presentment, demand, protest, notice of every kind including demand, intend to accelerate maturity, and acceleration of maturity), set-offs and counterclaims. Any failure of the Holder to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time and from time to time thereafter. No waiver shall be binding on the Holder, unless in a writing signed by an authorized officer thereof, and then only to the extent specifically set forth therein.

8. This Note is one of the Seller Notes (as defined in the MIPA) which Seller Notes had an initial principal amount of $27.5 million. Subject to the terms of the Subordination Agreement, this Note may be prepaid in full or in part at any time without premium or penalty; provided, however, subject to the terms of the Subordination Agreement which specifically permit such prepayments in accordance therewith, that the Maker agrees that it will make prepayments on the Note and all other Seller Notes in amounts equal to the pro rata amount of the outstanding principal amount of the Note as compared to the aggregate outstanding principal amount of the Seller Notes as a whole, as follows: (i) after Section 4(d) of the Amendment Agreement dated July 28, 2022 by and between the Maker and Hudson Bay, as may be further amended (the “Amendment Agreement”), is satisfied such that excess cash may be removed from the Control Account, 50% of the cash proceeds of warrants exercised for common stock of the Maker until an aggregate amount of $10 million in prepayments is made on the Seller Notes from such warrant exercises, (ii) 25% of all gross proceeds received by Maker in any and all debt and equity capital raises by the Maker (excluding warrant exercises) from and after the date of the MIPA, and (iii) at least an aggregate of $11.5 million (including any prepayments made pursuant to clauses (i-ii) above) within the first twelve (12) months of the issuance of this Note. To the extent any of the foregoing prepayments have been delayed due to the Subordination Agreement, such payments shall be made on the day following the Permitted Payments Date. Any and all prepayments shall be applied first to any costs and expenses then due to the Holder, then to accrued and unpaid interest, and then to outstanding principal.

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9. So long as the Maker has received approval of its stockholders under The Nasdaq Stock Market rules for the issuance of the Conversion Shares (defined below) and the Threshold Date (as defined in the Subordination Agreement) has been reached, at any time commencing after the 12-month anniversary of the date of this Note, the Holder may, in its sole and absolute discretion, convert all or part of the Note into shares of common stock of the Maker (the “Conversion Shares”) at a per share conversion price equal to the volume weighted average price of a share of common stock of the Maker for the ten trading days (“VWAP”) immediately preceding the conversion notice being provided to the Maker by the Holder (the “Conversion Price”), with the Conversion Price being subject to a conversion price floor of $2.00 per share of common stock, with such Conversion Price and floor being subject to adjustment for stock splits, dividends, reorganizations and recapitalizations. The Holder shall provide the Maker with a written notice of the amount of the Note it wants to convert (with accrued interest to be paid in lawful money of the United States, by wire transfer, to the account of Holder as designed by Holder in the written notice of conversion) and shall provide the original Note to Maker in order to effect a conversion hereunder, and, as applicable, Maker shall issue a new Note representing the remaining outstanding principal amount. If the VWAP is less than $2.00 (as adjusted for stock splits, dividends, reorganizations and recapitalizations) and the Holder converts all or part of the Note at $2.00 per share, then Holder shall be entitled to receive an additional Note with the same economic terms as this Note (“Additional Note”) in a principal amount equal to (A) $2.00 minus the VWAP multiplied by (B) the number of Conversion Shares issued upon the conversion. For example, if $10,000,000 of a Note is converted at $2.00 but the VWAP was $1.50, the Holder would receive 5,000,000 Conversion Shares and would receive an Additional Note equal to ($2.00-$1.50) multiplied by 5,000,000 Conversion Shares which equals $2,500,000 for the principal amount of the Additional Note. No Additional Note shall be convertible until the satisfaction in full, or conversion in full pursuant to its terms, of the Hudson Bay Note.

10. Subject to the terms of the Subordination Agreement, the Maker hereby agrees to pay to the Holder, upon demand, all costs and expenses of every kind and description reasonably incurred by the Holder in connection with the enforcement and protection (whether in connection with any appeal by the Holder of any lower court proceeding or otherwise) of the rights of the Holder hereunder or in any way related hereto, whether or not legal or equitable proceedings are actually commenced, including, without limitation, the reasonable fees and disbursements of counsel for the Holder. To the extent any of the foregoing payments have been delayed due to the Subordination Agreement, such payments shall be made on the day following such payments are permissible pursuant to the terms of the Subordination Agreement.

11. Notwithstanding any provisions to the contrary herein contained, and subject to the limitations relating to the maximum interest allowed to be charged under applicable law set forth herein, during the period that an Event of Default (as defined below) shall have occurred and be continuing, the Obligations (as defined below) shall accrue interest at a rate per annum equal to the “Default Rate” which shall mean a rate of interest per annum equal to four percent (4%) above the Contract Rate, or if less, any interest rate which may be lawfully charged under applicable law, computed from the date of the occurrence of an Event of Default and continuing until (i) such Event of Default is cured to the sole and absolute satisfaction of the Holder, or (ii) such Obligations are fully paid and performed.

12. As used in this Note, the term “Obligations” shall mean (i) the principal balance of and accrued interest on this Note; and (ii) all other obligations and liabilities (primary, secondary, direct, indirect, contingent, sole, joint or several, whether similar or dissimilar or related or unrelated) of Maker and any guarantor or other obligor in respect of this Note, due or to become due, now existing or hereafter incurred, contracted or acquired, whether arising under this Note or otherwise.

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13. Any of the following shall constitute an event of default (each an “Event of Default”):

(a) Subject to the terms of the Subordination Agreement, any failure to make payment of principal or interest under this Note (including the prepayments required by Section 8 above) when due for more than two (2) business days after the giving of written notice to the Maker; provided, however, that such notice and cure period shall not apply (and no notice or cure period shall be required) after such written notice has been given on two (2) prior occasions (whether or not such occasions were concurrent);

(b) A default shall occur by the Maker in the due observance or performance of any covenant, condition or agreement contained in this Note (other than under Section 13(a) above);

(c) The commencement by Maker of a voluntary case under the Federal Bankruptcy Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing; or (c) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of maker in an involuntary case under the Federal Bankruptcy Code, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

(d) A change in ownership of either (i) the equity interests of Maker having the power, directly or indirectly, to designate a majority of the Board of Directors of Maker or (ii) a majority of the economic interests in the equity interests of Maker.

(e) A material breach or other material violation by Maker of the terms of the MIPA shall occur and such breach or other violation remains uncured for a period of ten (10) calendar days after the giving of written notice to Maker.

Subject to the terms of the Subordination Agreement, upon the occurrence of an Event of Default, or at any time thereafter, the Holder may, without written notice, take any or all of the following actions, at the same or different times (the right to take such actions shall be cumulative): (i) declare the Obligations, or any of them, to be forthwith due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, (ii) take any and all actions and pursue any and all remedies when and as may be permitted by this Note or by applicable law (including, without limitation, all rights of banker’s lien, counterclaim or set-off), and (iii) apply amounts received by the Holder in reduction of the Obligations in such order the Holder may elect in his sole and absolute discretion. To the extent any of the foregoing payments have been delayed due to the Subordination Agreement, such payments shall be made on the day following such payments are permissible pursuant to the terms of the Subordination Agreement.

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14. Subject to the terms of the Subordination Agreement, the Maker agrees to pay to Holder, on demand, all taxes, duties, and other charges (other than income taxes) incurred in respect of this Note, including, without limitation, all documentary stamp and intangible taxes as from time to time payable or assessed.

15. THE MAKER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION (INCLUDING BUT NOT LIMITED TO ANY CLAIMS, CROSS-CLAIMS, OR THIRD PARTY CLAIMS) ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREIN. MAKER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE HOLDER NOR THE HOLDER’S COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE HOLDER WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. MAKER ACKNOWLEDGES THAT THE HOLDER HAS BEEN INDUCED TO ENTER INTO THIS TRANSACTION, INCLUDING THIS NOTE, BY, INTER ALIA, THE PROVISIONS OF THIS PARAGRAPH.

The Maker hereby specifically authorizes any action brought upon the enforcement of this Note by the Holder to be instituted and prosecuted in either the Circuit Court of ____ County, Florida or the United States District Court for the Southern District of Florida, at the election of the Holder.

The Maker hereby consents and submits to the personal jurisdiction of the State and Federal courts of Florida in any action instituted by the Holder arising under or related to this Note.

16. This note shall be binding upon, and shall inure to the benefit of, the respective heirs, executors, successors and assigns of the parties hereto.

17. This, and other notes of like tenor made this same day, are the “Seller Notes” referred to in the MIPA. Maker agrees to pay all amounts due under any Seller Note on a pro rata basis with all other Seller Notes.

18. This Note is to be construed and enforced according to the internal laws of the State of Florida, without giving effect to principles of conflict of laws.

19. Each provision of this Note is intended to be severable and the invalidity or illegality of any portion of this Note shall not affect the validity or legality of the remainder hereof.

20. This Note is not assignable or otherwise transferable by the Maker nor are its obligations hereunder assumable (without the prior consent of the Holder).

21. No provision of this Note shall alter or impair the obligation of the Maker, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, at the rates and in the currency herein prescribed.

22. The prior written consent of the Maker and the Holder shall be required for any amendment, modification or waiver to this Note. Any amendment, modification or waiver so approved shall be binding upon all existing and future holders of this Note and any Additional Notes; provided, however, that no such amendment, change or waiver shall modify any of the provisions of Sections 1, 4, 6, 8, 9, 13 or Section 22 without the prior written consent of Hudson Bay.

(signature page follows)

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MAKER:

Cryptyde, Inc.

By:
Name:
Title:

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